Filed Pursuant to Rule 424(b)(2)

Registration No. 333-198323

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Member Payment Dependent Notes	$1,721,170,395	$200,000

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This filing under Rule 424(b)(2) of the Securities Act is being made solely to reflect the advance payment of registration fees with respect to member payment dependent notes having an aggregate maximum offering price of up to $1,721,170,395 that may be offered by LendingClub Corporation (the “Company”) from time to time pursuant to the Company’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on August 25, 2014 (File No. 333-198323) (the “Registration Statement”). This prospectus supplement supplements the prospectus dated August 22, 2014 filed by the Company as part of the Registration Statement.